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                                                            EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549
Attention:  Document Control

Re:  The Southland Corporation Form 10-Q

We are aware that our report dated October 24, 1995 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of September 30, 1995, the related condensed consolidated statements of operations for the three-month and nine-month periods ended September 30, 1995 and 1994, and the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 1995 and 1994, included in this Form 10-Q, is incorporated by reference in the following registration statements.


                                          							      REGISTRATION NO.
	On Form S-8 for:

	  Post-Effective Amendment No. 3 to The Southland
       		Corporation Equity Participation Plan             33-23312

	  Post-Effective Amendment No. 1 to The Southland
       		Corporation Grant Stock Plan                      33-25327

	  The Southland Corporation 1995 Stock Incentive
       		Plan                                              33-63617


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


COOPERS & LYBRAND L.L.P.


Dallas, Texas
November 2, 1995


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